Exhibit (c)(12)

Draft for Discussion

40north

Project Gibraltar
Bid Tactics

FEBRUARY 2021

Key Tactical Considerations

Valuation	• Preliminary valuation of the Grace Management projections indicates GS/Moelis may present a value range to the Board of ~$80 - $100 per share on a DCF basis • It is possible that Grace will use this DCF analysis to justify rejecting any offer at a lower value but modest changes in assumptions (perpetuity growth rate, WACC, etc.) could allow a lower price to be justified • A $70 per share offer would be likely to be within the range of all metrics other than the DCF analysis
Due Diligence	• Given 40 North's detailed pre-existing knowledge of Grace, and the relatively limited material new information shared in due diligence so far, it is unlikely that 40 North will uncover any new information that justifies a materially higher offer than the existing $65 per share offer • Due diligence ongoing but no reason to currently believe that the Libby Liability will be significantly larger than expected, minimizing some tail risk
NDA / Standstill	• The standstill expires on March 31, and 40 North is not able to terminate prior to this date • However, 40 North is able to make an offer for Grace directly to the Board before the standstill expires, which would then be made public in a 13D filing
13D Filer Status	• Due to 40 North's 13D filer status, any offer must be promptly disclosed (practically speaking within less than 1 business day) • Were 40 North to make an offer to the Grace Board on a Friday after-market close, an offer would not need to be disclosed to the market until Monday morning • 40 North could provide indications on a value range within which 40 North is prepared to submit a revised offer to Grace that would not trigger a requirement to amend its 13D

Potential Bid Strategies

Key Questions
1. What price is required to gain price discovery?
2. What is 40N walk-away price?
3. Should 40N reconsider launching a tender offer?
4. Should 40N leave room to bump during proxy contest?

- Latest Offer: $65
  - Increase proposal to the GRA board
    - Incremental increase
    - Walk-away price
  - Tender offer to shareholders post standstill
    - Incremental increase
    - Walk-away price

Tender offer:
- Demonstrates commitment to deal and ability to take up shares
- Cost associated with tender and committed financing
- Provides avenue for shareholders to express views
- Lack of recent precedents where meaningful amount of shares were tendered

Incremental increase:
- $67/$68: min. increase to register as a difference
- Proposal below $70 may not garner price discovery
- Strategy provides optionality for a final increase to win definitive agreement
- Provides a basis for collecting feedback from investors to see what a clearing price may be

Strictly Private and Confidential – Preliminary and Subject to Change

Gibraltar – Preliminary Valuation Summary

Preliminary analysis and subject to further refinement, including assumptions regarding pensions, taxes, etc.

Gibraltar Management Forecast

Unaffected: $40.06 | Current Proposal: $70.00

Implied valuation excludes total tax benefits of ~$600mm implies impact of ~$9 / share [6]

Methodology	Key Assumptions	Implied Equity Value / Share[1]	Implied FV / 2020A Adj. EBITDA (2020A EBITDA: $420mm)	Implied FV / 2021E Adj. EBITDA (2021E EBITDA: $541mm)
52 Week Trading Range (For Reference)[1]	• 52-Week Low of $26.75 on 3/19/2020 • 52-Week High of $73.36 on 01/16/2020 • 52 Week Low and High as of Unaffected date of 10/13/2020	$26.75 – $73.36	8.2x – 15.6x	6.4x – 12.1x
Adj. Price Targets (For Reference)[1]	• Represents broker high and low one year forward price targets as of unaffected date of 10/13/2020, discounted to present at illustrative 10.5% CoE ◆ Undiscounted high and low price targets	$42.30 – $65.70 (Low: $45; High: $70)	10.7x – 14.4x	8.3x – 11.2x
Trading Multiples[1]	• FV / 2021E EBITDA Multiple range of 10.5x - 12.5x • 2021E Adj. EBITDA of $541mm	$60.30 – $76.55	13.5x – 16.1x	10.5x – 12.5x
Trading Multiples[1]	• FV / 2022E EBITDA Multiple range of 9.5x - 11.5x • 2022E Adj. EBITDA of $641mm	$66.50 – $85.55	14.5x – 17.5x	11.3x – 13.6x
Transaction Multiples[2]	• LTM EBITDA Multiple range of 11.0x - 13.0x • LTM (6/30/2021E) Adj. EBITDA of $493mm [3]	$56.85 – $71.70 (11.0x – 13.0x 2021E EBITDA: $64.80 – $80.95)	12.9x – 15.2x	10.0x – 11.8x
Future Share Price[2]	• FV / NTM Multiple range of 10.0x - 12.0x • Applied to 2025E EBITDA of $800mm • Illustrative CoE range of 9.5% - 11.5%	$69.75 – $91.50 (Current Multiple: $78)	14.9x – 18.4x	11.6x – 14.3x
Discounted Cash Flow Analysis[2]	• 4.5 Year DCF assumes valuation date of 6/30/2021 • Illustrative discount rate range of 7.5% - 8.5%[4] • Terminal value based on 11.0x - 13.0x 2025E EBITDA of $800mm [5]	$81.10 – $102.00	16.8x – 20.1x	13.0x – 15.6x

Source: Management Projections, Company filings, FactSet, Bloomberg. Market data as of 2/22/2021.

Note: Fully diluted share count based on current 66.2mm basic shares outstanding, 669k options with an average exercise price of $67.98 and 897k options with an average exercise price of $75.59. Implied equity values per share rounded to the nearest $0.05, except 52 week trading range.

(1) FV Adj. of $1,689mm include $1,990mm of debt, $3mm of NCI and $305mm of cash as of 12/31/2020. Excludes impact of pension liability.

(2) Estimated FV Adj. of $1,660mm as of 6/30/2021E. Includes $1,971mm of debt, $3mm of NCI and $315mm of cash. Excludes impact of pension liability.

(3) Implied based on 2H 2020 actual Adj. EBITDA and implied 1H 2021E EBITDA estimates.

(4) Illustrative discount rate based on Bloomberg estimate of 8.2% rounded down to reflect potential sellside view.

(5) Terminal value adjustments calculated as of 12/31/2025 based on illustrative discount rate range include legacy liabilities paid through 2032 and pension contributions into perpetuity of $15mm

(6) Total tax benefits calculated based on illustrative 4.125% cost of debt discount rate and 21% effective tax rate.

citi J.P.Morgan

Gibraltar Analysis at Various Prices

FYE — 12/31	Base data	$65.00	$66.00	$67.00	$68.00	$69.00	$70.00	$71.00	$72.00
Premium / (discount) to									
Unaffected share price (as of 10/13/20)	40.06	62.3%	64.8%	67.2%	69.7%	72.2%	74.7%	77.2%	79.7%
Market adjusted unaffected price (as of 2/23/21)	57.34	13.4%	15.1%	16.8%	18.6%	20.3%	22.1%	23.8%	25.6%
52-week high (as of 01/15/21)	64.93	0.1%	1.6%	3.2%	4.7%	6.3%	7.8%	9.3%	10.9%
Valuation									
Fully diluted shares outstanding		66.3	66.3	66.3	66.3	66.3	66.3	66.4	66.4
Equity value		$4,311	$4,377	$4,444	$4,510	$4,577	$4,644	$4,711	$4,778
Plus: Net debt + NCI		1,689	1,689	1,689	1,689	1,689	1,689	1,689	1,689
Implied transaction value[1]		**$6,000**	**$6,066**	**$6,133**	**$6,199**	**$6,266**	**$6,333**	**$6,400**	**$6,467**
Firm value / EBITDA (Management)									
2021E	$541	11.1x	11.2x	11.3x	11.5x	11.6x	11.7x	11.8x	12.0x
2022E	$641	9.4x	9.5x	9.6x	9.7x	9.8x	9.9x	10.0x	10.1x
Firm value / EBITDA (Consensus)									
2021E	$532	11.3x	11.4x	11.5x	11.6x	11.8x	11.9x	12.0x	12.2x
2022E	$582	10.3x	10.4x	10.5x	10.7x	10.8x	10.9x	11.0x	11.1x

Source: FactSet as of February 23, 2021.
(1) Firm value excludes adjustments for pensions, environmental liabilities, and NOLs.

citi J.P.Morgan

Appendix

Gibraltar Forecast vs 40 North Forecast (As of 10/31/2020)

Gibraltar Management Forecast

Revenue
($ in Millions)

'21E-'25E CAGR: 5.8%

◆ Consensus Estimates



$1,730
$1,943
$1,891
$2,115
$1,990
$2,222
$2,089
$2,332
$2,443
2020A
2021E
2022E
2023E
2024E
2025E

% Growth:

2020A	2021E	2022E	2023E	2024E	2025E
(11.7%)	*12.3%*	*8.8%*	*5.1%*	*4.9%*	*4.8%*

Adj. EBITDA
($ in Millions)

'21E-'25E CAGR: 10.3%

◆ Consensus Estimates



$420
$541
$532 (27.8%)
$641
$582 (29.2%)
$699
$628 (30.1%)
$748
$800
2020A
2021E
2022E
2023E
2024E
2025E

% Margin:

2020A	2021E	2022E	2023E	2024E	2025E
24.3%	*27.8%*	*30.3%*	*31.4%*	*32.1%*	*32.7%*

40 North Forecast (As of 10/31/2020)

Revenue
($ in Millions)

'21E-'25E CAGR: 4.9%



$1,721
$1,879
$1,968
$2,067
$2,170
$2,279
2020A
2021E
2022E
2023E
2024E
2025E

% Growth:

2020A	2021E	2022E	2023E	2024E	2025E
(12.1%)	*9.2%*	*4.7%*	*5.0%*	*5.0%*	*5.0%*

Adj. EBITDA[(1)]
($ in Millions)

'21E-'25E CAGR: 6.8%



$418
$593
$655
$697
$735
$772
2020A
2021E
2022E
2023E
2024E
2025E

% Margin:

2020A	2021E	2022E	2023E	2024E	2025E
24.3%	*31.5%*	*33.3%*	*33.7%*	*33.9%*	*33.9%*

Source: Gibraltar Management Forecast. Company Filings. Factset. 40 North internal forecast as of 10/31/2020. Market Data as of 2/22/2021.
(1) Includes $37mm of annual cost savings.

citi J.P.Morgan

Gibraltar Stock Price Since Separation of GCP


$100.00
80.00
60.00
40.00
20.00
Feb-16
Aug-16
Feb-17
Aug-17
Feb-18
Aug-18
Feb-19
Aug-19
Feb-20
Aug-20
Feb-21
April 22, 2016: Announces acquisition of BASF's Polyolefin Catalysts Business for $250mm
December 14, 2017: Announces acquisition of Albemarle's Polyolefin Catalysts business for $416mm
January 2, 2021 40 North submits increased offer of $65.00 per share
January 15, 2021 Gibraltar announces willingness to engage with 40 North
Gibraltar: $60.57 (10.9%)
February 4, 2016: Gibraltar Spin-Off, GCP, completes first "regular way" day of trading
February 20, 2019: 40 North 13D Filing (Discloses 14.0% Stake) and Gibraltar adds 2 board seats in collaboration with 40 North
October 13, 2020: Kathleen Reiland (40 North's representative) resigned from the board
November 9, 2020 40 North submits offer of $60.00 per share

Source: FactSet. Market data as of 2/22/2021.

Gibraltar and Peer Trading Multiples Over Time

FV / NTM EBITDA

(Since GCP Spin)

FV / NTM EBITDA (Average)	Current	1-Year	2-Year	3-Year	Since Spin
Gibraltar	10.7x	9.6x	10.1x	10.3x	10.9x
Peer Average[1,2]	13.9	11.6	11.3	11.3	11.1


16.0x
14.0
12.0
10.0
8.0
6.0
4.0
Feb-16
Aug-16
Feb-17
Aug-17
Feb-18
Aug-18
Feb-19
Aug-19
Feb-20
Aug-20
Feb-21
Peers (1,2) 13.9x
Gibraltar 10.7x

FV / LTM EBITDA

(Since GCP Spin)

FV / LTM EBITDA (Average)	Current	1-Year	2-Year	3-Year	Since Spin
Gibraltar	13.0x	10.5x	10.9x	11.0x	11.7x
Peer Average[1,2]	15.9	12.3	11.9	12.0	12.0


18.0x
16.0
14.0
12.0
10.0
8.0
6.0
Feb-16
Aug-16
Feb-17
Aug-17
Feb-18
Aug-18
Feb-19
Aug-19
Feb-20
Aug-20
Feb-21
Peers (1,2) 15.9x
Gibraltar 13.0x

Source: Company filings, FactSet as of 2/22/2021.
(1) Peers include ALB, ASH, UMI-BE, FUL, ESI, GCP, HXL, MTX, RPM, JMAT-GB, KWR, PQG. NGVT, NEU.
(2) NEU is not included in the proxy peer group starting Jan 31, 2018 as there are no consensus estimates since then.

citi J.P.Morgan

Select Trading Multiples

Strictly Private and Confidential – Preliminary and Subject to Change

FV / 2021E EBITDA


Catalyst Peers
Median: 11.8x
10.5x
10.7x
27.8x
24.2x
22.3x
14.2x
13.1x
12.8x
11.8x
10.9x
10.6x
9.6x
9.4x
9.3x
Gibraltar (Mgmt)
Gibraltar (Wall Street Consensus)
HXL
ALB
KWR
UMI-BE
RPM
ESI
GCP
ASH
FUL
PQG
NGVT
MTX
JMAT-GB

FV / 2022E EBITDA


Median: 10.7x
8.9x
9.8x
20.2x
19.0x
16.1x
13.2x
12.4x
12.1x
10.7x
10.1x
10.0x
8.6x
Gibraltar (Mgmt)
Gibraltar (Wall Street Consensus)
KWR
ALB
HXL
UMI-BE
ESI
RPM
GCP
ASH
FUL
PQG
NGVT
MTX
JMAT-GB

Source: Company filings, FactSet as of 2/22/2021.
Note: Peer NEU is not included as there are no broker future EBITDA estimates.

citi J.P.Morgan

Select Precedent Transactions

■ Catalyst Transactions

Transaction Multiple Summary

Max	15.7x
Median	12.2x
Mean	12.3x
Min	10.0x



Median: 12.2x
11.9x
13.0x
11.7x (1)
~10.0x
12.8x
13.3x
10.5x
15.3x
15.7x
12.8x
11.1x
11.1x
10.2x
12.5x

Announcement Date	Acquiror	Target	Transaction Value (bn)
Feb-21	Lanxess	Emerald Kalama Chemical	$1.1
Feb-21	Bain / Cinven	Lonza Specialty Ingredients	CHF4.2
Sep-20	Covestro	DSM (Resins & Functional Materials)	€ 1.6
Mar-19	Temasek	Haldor Topsoe (30% Ownership)	~$1.5
Dec-17	Grace	Albemarle (Polyolefin Catalysts)	$0.4
Oct-17	BC Partners	CeramTec	€ 2.6
Dec-16	Evonik	J.M. Huber (Silica Business)	$0.6
Jun-16	BASF	Chemetall	$3.2
May-16	Evonik	Air Products (Performance Materials)	$3.8
Apr-16	Grace	BASF (Polyolefin Catalysts)	$0.2
Mar-14	Minerals Technologies	Amcol	$1.7
Oct-13	Grace	Dow (PP Licensing & Catalysts)	$0.5
Feb-11	Clariant	Süd-Chemie	€ 1.9
May-06	BASF	Engelhard	$5.6

Source: Company filings, investor presentations, press releases.
(1) Covestro/ DSM RFM multiple is based on 2019A EBITDA.

citi J.P.Morgan

Gibraltar: Future Stock Price Analysis

Future Stock Price Analysis

($ in Millions, except per share)

Average FV / NTM EBITDA Multiple of 10.9x since GCP Spin (February 3, 2016)



Future Price
Present Value
$60.57
$78.60
$89.25
$99.35
$110.40
$74.80
$76.85
$77.40
$77.80

	Current	Dec-21	Dec-22	Dec-23	Dec-24
NTM EBITDA		$641	$699	$748	$800
(x) Illustrative NTM EBITDA Multiple		10.7x	10.7x	10.7x	10.7x
Implied Firm Value		$6,859	$7,474	$8,009	$8,560
(+/-) Firm Value Adjustments [1]		(1,645)	(1,539)	(1,391)	(1,195)
Implied Equity Value		$5,214	$5,936	$6,618	$7,366
(/) DSO		66.3	66.5	66.6	66.7
Implied Future Stock Price		$78.60	$89.25	$99.35	$110.40
Illustrative CoE [2]		10.5%	10.5%	10.5%	10.5%
Implied Discounted Stock Price		$74.80	$76.85	$77.40	$77.80
Implied Premium to Current		*23.5%*	*26.9%*	*27.8%*	*28.4%*

Sensitivity Analysis

2024E Discounted Future Stock Price

Illustrative NTM EBITDA Multiple	Illustrative CoE [2] 9.5%	10.5% *Base Case*	11.5%
10.0x	$74.30	$72.00	$69.75
10.7x *Current Multiple*	80.35	77.80	75.40
11.0x	82.90	80.30	77.85
12.0x	$91.50	88.65	85.90

Analysis shown for illustrative purposes only and not as an indication of actual future trading values or multiples, which may vary based on various factors, including market conditions and financial performance

Source: Company Filings, Company Presentations, Wall Street Research and FactSet. Market data as of 2/22/2021.
Note: Fully diluted share count based on current 66.2mm basic shares outstanding, 668k options with an average exercise price of $67.98 and 897k options with an average exercise price of $75.59. Balance sheet data and NTM EBITDA assumptions per Wall Street Research. Implied future and discounted share prices rounded to the nearest $0.05.
(1) FV Adj. include $3mm of NCI and excludes impact of pension liability.
(2) Illustrative CoE based on Bloomberg WACC estimate and Gibraltar management cost of debt.

citi J.P.Morgan

Gibraltar: Discounted Cash Flow Analysis

Cash Flow Build

($ in Millions)	2H 2021	2022E	2023E	2024E	2025E	Terminal Year
Total Revenue	$972	$2,115	$2,222	$2,332	$2,443	$2,443
% Growth	*12.3%*	*8.8%*	*5.1%*	*4.9%*	*4.8%*	
Adj. EBITDA	**$270**	**$641**	**$699**	**$748**	**$800**	**$800**
% of Sales	*27.8%*	*30.3%*	*31.4%*	*32.1%*	*32.7%*	*32.7%*
(-) D&A	(60)	(126)	(132)	(138)	(144)	(186)[1]
Adj. EBIT	**$210**	**$515**	**$567**	**$611**	**$656**	**$614**
(-) Cash Taxes (@ 26.0%)	(55)	(134)	(147)	(159)	(171)	(160)
(+) D&A	60	126	132	138	144	186 [1]
(-) Change in NWC	(21)	(34)	(21)	(22)	(22)	(14)[2]
(-) Cash Paid for Legacy Liabilities (After-Tax)	(14)	(32)	(37)	(30)	(9)	-- [3]
(-) Cash Pension Contribution	(17)	(17)	(17)	(15)	(15)	(15)[3]
(-) Total Capex	(81)	(180)	(190)	(190)	(190)	(190)
Unlevered Free Cash Flow	**$83**	**$244**	**$286**	**$333**	**$394**	**$422**

DCF Sensitivities

($ in Millions, Except per Share)

Illustrative Discount Rates based on Bloomberg Estimates

Implied Firm Value

Discount Rate	Terminal EBITDA Multiple 11.0x	12.0x	13.0x
7.5%	$7,301	$7,879	$8,457
8.0%	7,170	7,736	8,302
8.5%	7,041	7,595	8,150

Implied Equity Value / Share

Discount Rate	Terminal EBITDA Multiple 11.0x	12.0x	13.0x
7.5%	$84.95	$93.45	$102.00
8.0%	83.00	91.35	99.70
8.5%	81.10	89.30	97.45

Terminal Value – % of Firm Value [3]

Discount Rate	Terminal EBITDA Multiple 11.0x	12.0x	13.0x
7.5%	84.7%	85.8%	86.8%
8.0%	84.6	85.7	86.7
8.5%	84.5	85.6	86.6

Implied PGR (excl. Terminal Value Adjustments)[3]

Discount Rate	Terminal EBITDA Multiple 11.0x	12.0x	13.0x
7.5%	2.6%	3.0%	3.3%
8.0%	3.1	3.5	3.8
8.5%	3.5	3.9	4.3

Source: Company Filings, Company Presentations, Wall Street Research, Bloomberg and FactSet. Market data as of 2/22/2021.

Note: Balance sheet data and NTM EBITDA assumptions per Wall Street Research. Implied future and discounted share prices rounded to the nearest $0.05. Valuation date of 6/30/2021. Discount rate based on Bloomberg estimate of 8.2%, rounded down to reflect potential sell-side view.

(1) Based on 98% of terminal period capex.
(2) Based on % of change in sales, scaled to 3.0% PGR.
(3) Terminal value adjustments calculated as of 12/31/2025 based on illustrative discount rate range include legacy liabilities paid through 2032 and pension contributions into perpetuity of $15mm.

Discounted Cash Flow Sensitivities

DCF Sensitivities

($ in Millions, Except per Share)

Illustrative Discount Rates based on Bloomberg Estimates

Implied Firm Value

Discount Rate	Terminal EBITDA Multiple 9.0x	10.0x	11.0x	12.0x	13.0x
7.5%	$6,145	$6,723	$7,301	$7,879	$8,457
8.0%	6,038	6,604	7,170	7,736	8,302
8.5%	5,933	6,487	7,041	7,595	8,150
9.0%	5,829	6,372	6,914	7,457	8,000
9.5%	5,726	6,258	6,790	7,322	7,853
10.0%	5,626	6,147	6,668	7,189	7,710

Implied Equity Value / Share

Discount Rate	Terminal EBITDA Multiple 9.0x	10.0x	11.0x	12.0x	13.0x
7.5%	$67.75	$76.40	$84.95	$93.45	$102.00
8.0%	66.15	74.65	83.00	91.35	99.70
8.5%	64.55	72.90	81.10	89.30	97.45
9.0%	63.00	71.15	79.25	87.25	95.25
9.5%	61.45	69.45	77.40	85.25	93.10
10.0%	59.90	67.80	75.60	83.30	90.95

Terminal Value – % of Firm Value [(1)]

Discount Rate	Terminal EBITDA Multiple 9.0x	10.0x	11.0x	12.0x	13.0x
7.5%	81.8%	83.4%	84.7%	85.8%	86.8%
8.0%	81.7	83.2	84.6	85.7	86.7
8.5%	81.6	83.1	84.5	85.6	86.6
9.0%	81.4	83.0	84.3	85.5	86.5
9.5%	81.3	82.9	84.2	85.4	86.4
10.0%	81.2	82.8	84.1	85.3	86.3

Implied PGR (excl. Terminal Value Adjustments)[(1)]

Discount Rate	Terminal EBITDA Multiple 9.0x	10.0x	11.0x	12.0x	13.0x
7.5%	1.6%	2.1%	2.6%	3.0%	3.3%
8.0%	2.0	2.6	3.1	3.5	3.8
8.5%	2.5	3.1	3.5	3.9	4.3
9.0%	3.0	3.5	4.0	4.4	4.8
9.5%	3.4	4.0	4.5	4.9	5.2
10.0%	3.9	4.5	5.0	5.4	5.7

Source: Company Filings, Company Presentations, Wall Street Research, Bloomberg and FactSet. Market data as of 2/22/2021.

Note: Balance sheet data and NTM EBITDA assumptions per Wall Street Research. Implied future and discounted share prices rounded to the nearest $0.05. Valuation date of 6/30/2021. Discount rate based on Bloomberg estimate of 8.2%, rounded down to reflect potential sell-side view.

(1) Terminal value adjustments calculated as of 12/31/2025 based on illustrative discount rate range include legacy liabilities paid through 2032 and pension contributions into perpetuity of $15mm.

Gibraltar: Illustrative LBO Analysis

Assumptions

- Gibraltar is acquired by a financial sponsor for $70 / share
  - Implied premium of ~16% to current share price of $60.57
  - Implied premium of ~75% to unaffected share price of $40.06
  - Implied entry multiple of ~11.9x 9/30/2020A PF Adj. EBITDA of $531mm and firm value of ~$6.3bn (1)(2)
- Total leverage of 6.3x LTM 9/30/2020A PF Adj. EBITDA of $531mm
  - $1,000mm of 1st Lien TLB (~1.9x) and L+400bps issued at 99%
  - $2,350mm of Senior Unsecured Notes (~4.4x) and 6.875% issued at par
  - Minimum Cash of $50mm and Cash Interest Rate of 0.75%
  - Illustrative financing fees of $115mm (3) and transaction fees of $50mm
- Assumes Gibraltar's existing debt of $1,990mm is refinanced (2)
  - Illustrative debt breakage costs of $11mm
- Assumes 3.0% management promote options at exit
- Illustrative transaction date of 12/31/2020; illustrative exit at 12/31/2025

Sources and Uses

($ in Millions)

Sources	$	%
First Lien TLB	$1,000	15%
Senior Unsecured Notes	2,350	34
Existing Cash	305	4
Rolled 40 North Equity	691	10
Sponsor Equity Check	2,506	37
Total Sources	**$6,851**	**100%**

Uses	$	%
Purchase Gibraltar Equity	$4,635	68%
Refinance Gibraltar Debt	1,990	29
Debt Breakage Costs	11	0
Illustrative Transaction Fees	165	2
Minimum Cash	50	1
Total Uses	**$6,851**	**100%**

Leverage Profile(4)


6.3x
6.2x
6.1x
6.0x
5.0x
4.9x
4.3x
4.2x
3.7x
3.6x
3.0x
2.9x
@ Close
2021E
2022E
2023E
2024E
2025E
Total Debt / EBITDA
Net Debt / EBITDA

Pro Forma Cap Table

($ in Millions)	Standalone 6/30/2021E(2)	Adj.	PF 6/30/2021E
Cash and Cash Equivalents	$305	($255)	$50
Debt:			
Existing RCF ($400mm)	--	--	--
Existing 2018 Term Loan	$898	($898)	--
New 1st Lien TLB	--	1,000	1,000
Total Senior Secured Debt	**$898**	**$102**	**$1,000**
Existing 2027 Senior Notes	750	(750)	--
Existing 2024 Senior Notes	300	(300)	--
Existing Debt Payable to Affiliate	36	(36)	--
Existing Other Borrowings	7	(7)	--
New Unsecured Senior Notes	--	2,350	2,350
Total Debt	**$1,990**	**$1,360**	**$3,350**
Total Net Debt	**$1,686**		**$3,300**
(/) LTM 9/30/20A PF Adj. EBITDA	$531 (1)	--	$531
Total Debt / LTM 9/30/20A PF Adj. EBITDA	3.8x		6.3x
Net Debt / LTM 9/30/20A PF Adj. EBITDA	3.2x		6.2x

Sponsor Ability to Pay

($ per Share)

Total Gross Leverage at Entry of 6.3x LTM 9/30/2020A PF Adj. EBITDA of $531mm(1)

Exit Multiple	Required IRR 17.5%	20.0%	22.5%
11.0x	$68.50	$64.85	$61.65
12.0x	72.90	68.85	65.25
13.0x	77.35	72.85	68.85

Assuming 12.0x Exit

Run-Rate Savings	Required IRR 17.5%	20.0%	22.5%
$0	$72.90	$68.85	$65.25
$20	74.80	70.50	66.75
$40	76.65	72.20	68.25

Source: Company Filings, Company Presentations, Wall Street Research and FactSet. Market data as of 2/22/2021.
(1) Buyside Pro Forma Adj. EBITDA per QoE.
(2) FV Adj. reflects paydown of 2021 Senior Notes in 2H 2020, $3mm of NCI, and excludes impact of pension liability.
(3) Includes 2.25% and 3.5% financing fees on the TLB and Senior Notes, respectively. TLB includes 1% OID.
(4) Assumes free cash flow generated used to paydown 1st Lien TLB.

citi J.P.Morgan

Financial Summary – Gibraltar Leveraged Buyout

($ in Millions)	2018A	2019A	2020A	2021E	2022E	2023E	2024E	2025E	'18A - '20A CAGR	'20A-'25E CAGR
Total Revenue	**$1,932**	**$1,958**	**$1,730**	**$1,943**	**$2,115**	**$2,222**	**$2,332**	**$2,443**	*(5.4%)*	*7.1%*
% Growth	--	*1.3%*	*(11.7%)*	*124.7%*	*(45.6%)*	*5.1%*	*4.9%*	*4.8%*		
Total Adj. EBITDA	**$558**	**$574**	**$436**	**$541**	**$641**	**$699**	**$748**	**$800**	***(11.6%)***	***12.9%***
% of Sales	*28.9%*	*29.3%*	*25.2%*	*27.8%*	*30.3%*	*31.4%*	*32.1%*	*32.7%*		

	Pro Forma	2021E	2022E	2023E	2024E	2025E
Total Adj. EBITDA	$531 [1]	$541	$641	$699	$748	$800
(-) Cash Taxes @ 13.0%		(25)	(38)	(46)	(53)	(61)
(-) Net Cash Interest		(208)	(204)	(196)	(186)	(172)
(-) Changes in NWC		(42)	(34)	(21)	(22)	(22)
(-) Cash Paid for Legacy Liabilities (After-Tax)		(27)	(32)	(37)	(30)	(9)
(-) Cash Pension Contribution		(17)	(17)	(17)	(15)	(15)
(-) One-Time CoC Costs		(25)	--	--	--	--
(-) Capital Expenditures		(162)	(180)	(190)	(190)	(190)
Net Cash Flow Debt Amortization		**$34**	**$136**	**$191**	**$253**	**$331**
Cumulative Net Cash Flow Before Debt Amortization		*$34*	*$170*	*$361*	*$614*	*$945*
% of Total Senior Secured Debt		*4%*	*20%*	*56%*	*159%*	*1,729%*
% of Total Debt		*1%*	*5%*	*12%*	*22%*	*39%*

	@ Close	2021E	2022E	2023E	2024E	2025E
Cash	$50	$50	$50	$50	$50	$50
1st Lien TLB (L+400)	$1,000	$966	$830	$639	$386	$55
Senior Unsecured Notes (6.875%)	$2,350	$2,350	$2,350	$2,350	$2,350	$2,350
Total Senior Secured Debt	$1,000	$966	$830	$639	$386	$55
Total Debt	$3,350	$3,316	$3,180	$2,989	$2,736	$2,405
Total Net Debt	$3,300	$3,266	$3,130	$2,939	$2,686	$2,355
Credit Statistics:						
Total Senior Secured Debt / Adj. EBITDA	1.9x	1.8x	1.3x	0.9x	0.5x	0.1x
Total Debt / Adj. EBITDA	6.3	6.1	5.0	4.3	3.7	3.0
Total Net Debt / Adj. EBITDA	6.2	6.0	4.9	4.2	3.6	2.9
Total Adj. EBITDA / Net Cash Interest		2.6x	3.1x	3.6x	4.0x	4.7x
(Total Adj. EBITDA - Capex) / Net Cash Interest		1.8	2.3	2.6	3.0	3.6
Fixed Charge Coverage Ratio [2]		1.4x	1.5x	1.6x	1.7x	1.9x
Senior Secured Debt Repayment Capacity [3]		1.0	1.2	1.3	1.6	1.9
Total Debt Repayment Capacity [4]		0.9	1.0	1.1	1.2	1.4

(1) Buyside Pro Forma Adj. EBITDA per QoE.
(2) Fixed charge coverage ratio is defined as: (EBITDA) / (Cash Interest + Cash Taxes + CapEx + Dividends + Current Debt Maturities).
(3) Senior Secured Debt Repayment Capacity is defined as: (EBITDA) / (Cash Interest + Cash Taxes + CapEx + Dividends + 14% of Senior Secured Debt).
(4) Total Debt Repayment Capacity is defined as: (EBITDA) / (Cash Interest + Cash Taxes + CapEx + Dividends + 7% of Total Debt).

citi J.P.Morgan

Sum of the Parts Analysis – 2021E EBITDA

Sum of the Parts – FV / '21E EBITDA Multiples ($mm)



Implied share price: ~$71(3)
5,577
1,100
(260)
Annual per share value of $37mm annual 40N cost savings: ~$6.05(3)
$6,417
(1,689)
$4,728
Catalyst Technologies @ 10x-12x (1)
Materials Technologies @ 9x-11x(1)
Corporate & Other
Implied Firm Value
Net Debt & NCI(2)
Implied Equity Value

'21E EBITDA / Implied Multiple				
40 North	**$507 / 11.0x**	**$110 / 10.0x**	**$24[4] / 10.8x**	**$593 / 10.8x**
Management	$512 / 10.9x	$116 / 9.5x	$87 / NM	$541 / 11.9x
Street	–	–	–	$532 / 12.1x

SOTP Implied Share Price[3]	
40 North	**$71**
Management	$63
Street	–

Peer FV / '21E EBITDA Multiples



ALB 24.2x(5)
UMI 14.2x
CLN 11.0x
PQG 9.9x
JMAT 9.3x
EVK 7.5x
Average: 10.4x
ASH 10.9x
ELM 10.0x
PQG 9.9x
NGVT 9.6x
MTX 9.4x
EVK 7.5x
Average: 9.6x

Source: Company filings, 40 North projections, Gibraltar management projections, FactSet as of 02/22/2021; Note: Financials calendarized to 12/31.
(1) Valued at midpoint of multiple range.
(2) Includes $1,990mm of debt, $3mm of NCI and $306mm of cash as of 12/31/2020.
(3) Fully diluted share count based on current 66.2mm shares outstanding, 668k options with an avg. exercise price of $67.98 and 897k options with an avg. exercise price of $75.59.
(4) Includes $37mm of annual cost savings.
(5) Excluded from median due to influence of lithium business on trading multiple.

citi J.P.Morgan

Sum of the Parts Analysis – 2022E EBITDA

Sum of the Parts – FV / '22E EBITDA Multiples ($mm)


Implied share price: ~$71[3]
5,470
1,239
(289)
Annual per share value of $37mm annual 40N cost savings: ~$5.48[3]
$6,420
(1,689)
$4,731
Catalyst Technologies @ 9x-11x[1]
Materials Technologies @ 8x-10x[1]
Corporate & Other
Implied Firm Value
Net Debt & NCI [2]
Implied Equity Value

'22E EBITDA / Implied Multiple				
40 North	**$547 / 10.0x**	**$138 / 9.0x**	**$29[4] / 9.8x**	**$655 / 9.8x**
Management	$593 / 9.2x	$137 / 9.1x	$89 / NM	$641 / 10.0x
Street	–	–	–	$582 / 11.0x

SOTP Implied Share Price[3]	
40 North	**$71**
Management	$69
Street	–

Peer FV / '22E EBITDA Multiples


ALB 19.0x[5]
UMI 13.2x
CLN 10.2x
PQG 9.0x
JMAT 8.6x
EVK 6.9x
Average: 9.6x
ASH 10.1x
ELM 9.1x
PQG 9.0x
MTX 8.8x
NGVT 8.8x
EVK 6.9x
Average: 8.8x

Source: Company filings, 40 North projections, Gibraltar management projections, FactSet as of 02/22/2021; Note: Financials calendarized to 12/31.
(1) Valued at midpoint of multiple range.
(2) Includes $2,009mm of debt, $3mm of NCI and $305mm of cash as of 12/31/2020.
(3) Fully diluted share count based on current 66.2mm shares outstanding, 668k options with an avg. exercise price of $67.98 and 897k options with an avg. exercise price of $75.59.
(4) Includes $37mm of annual cost savings.
(5) Excluded from median due to influence of lithium business on trading multiple.

citi J.P.Morgan

Tax Benefits Overview

($ in Millions)	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E
Taxable Income Before NOLs	46	211	281	308	379	401	442	424	548	628	683
NOL Beginning Balance	102	56	3	3	2	1	1	0	0	0	0
NOL Utilized	(46)	(53)	(1)	(1)	(1)	(1)	(1)	0	0	0	0
NOL Ending Balance	**56**	**3**	**3**	**2**	**1**	**1**	**0**	**0**	**0**	**0**	**0**
Federal Cash Tax Savings	**$10**	**$11**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**
FTC and Other Credits Utilized	0	33	59	65	79	84	93	89	102	63	61
State NOL Carryforward Utilized	1	1	2	3	3	3	3	3	3	3	3
Total Cash Savings	**$11**	**$46**	**$61**	**$67**	**$83**	**$88**	**$96**	**$92**	**$104**	**$66**	**$63**

As of February 2021, Gibraltar has $320mm in federal tax credit carry forwards, $56mm in gross federal NOLs and $35mm in gross state NOLs. Based on the forecasted utilization, tax attribute value is worth ~$9.38 per share (~$4.39 per share from pre-existing tax attributes, $4.99 from newly generated tax attributes).

Source: Gibraltar Management Presentation.
Note: Assumes illustrative 4.125% cost of debt discount rate and 21% tax rate, per Gibraltar management.